EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Artesian Resources Corporation
Newark, Delaware
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-136184) and Form S-8 (No. 333-78043, No. 333-31209, No. 333-05255, No. 333-126910) of Artesian Resources Corporation of our reports dated March 14, 2007, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Artesian Resources Corporation’s internal control over financial reporting, which appear in this Form 10-K.
/s/BDO Seidman, LLP
Bethesda, Maryland
March 16, 2007

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